Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-40148, 333-45002, 333-85304, and 333-108246) of Connetics Corporation and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-46562, 333-58146, 333-61558, 333-82468, 333-85302, 333-102619, 333-112614 and 333-125983) pertaining to the 1995 Employee Stock Purchase Plan, Stock Plan (2000), 2000 Non-Officer Employee Stock Plan, International Stock Incentive Plan, 1995 Directors’ Stock Option Plan and 2002 Employee Stock Plan of Connetics Corporation, of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedule of Connetics Corporation, Connetics Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Connetics Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP
Palo Alto, California
March 10, 2006